[LETTERHEAD OF ARTHUR ANDERSEN]



           CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Form N-1A registration statement of our report dated January 8, 2002, included in the AFL-CIO Housing Investment Trust's Annual Report for the year ended December 31, 2001 and to all references to our firm included in this Form N-1A registration statement.


                                           /s/ Arthur Andersen LLP


April 30, 2002
Vienna, VA